UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	000-26749	11-2581812
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26 Harbor Park Drive, Port Washington, New York 11050

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code

(516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 16, 2007, National Medical Health Card Systems, Inc. (the “Company”) entered into another amendment and waiver (the “Amendment and Waiver”) to its credit agreement with JPMorgan Chase Bank, N.A., the administrative agent (the “Administrative Agent”) under the credit agreement (“Credit Agreement”), and the lenders, dated as of January 28, 2005 and amended on December 8, 2006, to amend and temporarily waive certain relevant provisions of the credit agreement arising from the failure to timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2006 (“Second Quarter 10-Q”).  As previously disclosed, on December 8, 2006, the Company obtained an amendment and waiver to its Credit Agreement to amend and temporarily waive certain relevant provisions of the Credit Agreement arising from the failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2006 (“First Quarter 10-Q”).  As a result of the Amendment and Waiver, the Company is entitled to borrow up to $20,000,000 pursuant to the credit agreement until March 31, 2007.  If the Company provides its financial statements for the fiscal quarters ended September 30, 2006 and December 31, 2006, and a certificate of a financial officer and other items to the lenders, and files its First Quarter 10-Q and Second Quarter 10-Q on or before March 31, 2007, the Company will regain complete access to borrow up to $65,000,000 pursuant to its credit agreement, subject to standard conditions and requirements.  At February 19, 2007, the Company did not have any borrowings outstanding against the credit agreement.

The foregoing description of the Amendment and Waiver is qualified in its entirety by reference to the provisions of the complete Amendment and Waiver attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On February 20, 2007, the Company issued a press release announcing that it received an additional Nasdaq Staff Determination notice from The Nasdaq Stock Market on February 13, 2007 relating to the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, as required by Nasdaq Marketplace Rule 4310(c)(14).  Timely filing of periodic reports with the Securities and Exchange Commission is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14).  The additional Nasdaq Staff Determination, which was expected by the Company, provides that the delayed filing of the Form 10-Q for the quarter ended December 31, 2006, could serve as an additional basis for the potential delisting of the Company’s common stock from The Nasdaq Global Market.

The Nasdaq Panel has previously determined that NMHC’s continued listing on The Nasdaq Stock Market is subject to certain conditions, including NMHC’s filing, on or before March 16, 2007, its Form 10-Q for the quarter ended September 30, 2006, and any required restatements of its financial statements.  Should NMHC be unable to meet this deadline, or encounter additional delay in filing its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006, there can be no assurance that Nasdaq Panel will grant an additional extension of time to meet such requirements or that NMHC’s common stock will remain listed on The Nasdaq Global Market.

A copy of the Press Release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 3.01 by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description

4.1

Waiver to Credit Agreement, dated February 16, 2007, to the Credit Agreement, dated as of January 28, 2005 and amended on December 8, 2006, by and among National Health Card Systems, Inc., JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto.

99.1	Press Release of National Medical Health Card Systems, Inc. dated February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Medical Health Card Systems, Inc.

By:	/s/ James F. Smith
Name:	James F. Smith
Title:	Chief Executive Officer and President

Dated: February 20, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

4.1

Waiver to Credit Agreement, dated February 16, 2007, to the Credit Agreement, dated as of January 28, 2005 and amended on December 8, 2006, by and among National Health Card Systems, Inc., JPMorgan Chase Bank, N.A., as administrative agent and the lenders from time to time party thereto.

99.1	Press Release of National Medical Health Card Systems, Inc. dated February 20, 2007.